Exhibit 99.1

FOR:	International Speedway Corporation

CONTACT:	Charles N. Talbert Director, Investor and Corporate Communications (386) 681-4281
INTERNATIONAL SPEEDWAY CORPORATION REPORTS FINANCIAL
RESULTS FOR THE FIRST QUARTER OF FISCAL 2010 AND
REITERATES ITS FULL YEAR FINANCIAL GUIDANCE
     DAYTONA BEACH, Fla. – April 8, 2010 – International Speedway Corporation (NASDAQ Global Select Market: ISCA; OTC Bulletin Board: ISCB) (“ISC”) today reported results for its fiscal first quarter ended February 28, 2010.
     “We had a solid quarter of events highlighted by the Hershey’s Milk and Milkshakes Speedweeks at Daytona,” stated ISC Chief Executive Officer Lesa France Kennedy. “With great events and a capacity crowd on hand for the DAYTONA 500, we exceeded our financial projections for the events at Daytona. The success of our marquee event gives us tremendous momentum for 2010 and provides us the confidence to reiterate our full year financial guidance.”
     Ms. France Kennedy continued, “We continue to focus on various consumer initiatives to make it easier for fans to attend our events. Value pricing is an important part of this initiative, but we are always mindful of maintaining price integrity for the longer term. For our Sprint Cup Series events in fiscal 2010, we anticipate our weighted average ticket price to decrease in the low to mid-single digits. Our philosophy is to balance rewarding our loyal customers while providing attractive price points so new fans can experience NASCAR racing live for the first time. Massive discounting late in the sales cycle not only hurts our most loyal fans that purchased in advance, but it devalues our events in the long term.”
First Quarter Comparison
     Total revenues for the first quarter decreased to $152.0 million, compared to revenues of $166.1 million in the prior-year period. Operating income was $39.8 million during the period compared to $50.0 million in the first quarter of fiscal 2009. In addition to the macroeconomic challenges, quarter-over-quarter comparability was impacted by:
•	A NASCAR Camping World Truck Series event held at Auto Club Speedway in the first quarter of fiscal 2009 was not held in the first quarter of fiscal 2010.
-more-

ISC REPORTS FISCAL 2010 FIRST QUARTER RESULTS	PAGE 2
•	During the first quarter of fiscal 2010, the Company amortized approximately $1.3 million related to its interest-rate swap for which there was no comparable amortization in the same period in the prior year. This amortization was recorded in interest expense in the consolidated statement of operations.

•	As a result of the definitive settlement agreement the Company reached last year with the Internal Revenue Service and based on favorable settlements and ongoing discussions with certain states, ISC de-recognized potential interest and penalties totaling approximately $5.4 million or $0.11 per diluted share after tax. This de-recognition of interest and penalties was recognized in income tax expense in its consolidated statement of operations. The Company expects to pay between $1.5 million and $2.5 million in total to finalize the remaining settlements with various states. ISC has provided adequate reserves related to these state matters including interest charges.
     Net income for the first quarter was $25.4 million, or $0.53 per diluted share, compared to net income of $25.1 million, or $0.52 per diluted share, in the prior year. Excluding discontinued operations; the Hollywood Casino at Kansas Speedway — equity in net loss from equity investment; the amortization related to an interest rate swap recorded in interest expense; the de-recognition of interest and penalties related to the previously discussed state tax settlements; and impairments of certain other long-lived assets, non-GAAP (defined below) net income for the first quarter of 2010 was $21.6 million, or $0.45 per diluted share. Non-GAAP net income for the first quarter of 2009 was $27.2 million, or $0.56 per diluted share.
GAAP to Non-GAAP Reconciliation
     The following financial information is presented below using other than U.S. generally accepted accounting principles (“non-GAAP”), and is reconciled to comparable information presented using GAAP. Non-GAAP net income and diluted earnings per share below are derived by adjusting amounts determined in accordance with GAAP for certain items presented in the accompanying selected operating statement data, net of taxes.
     The adjustments for 2009 relate to a charge for Motorsports Authentics — equity in net loss from equity investment; accelerated depreciation for certain office and related buildings in Daytona Beach; and the net book value of certain assets retired from service.
     The adjustments for 2010 relate to the Hollywood Casino at Kansas Speedway — equity in net loss from equity investment; de-recognition of interest and penalties related to the previously discussed state tax settlements; amortization of interest rate swap, and impairments of certain other long-lived assets.
     The Company believes such non-GAAP information is useful and meaningful to investors, and is used by investors and ISC to assess core operations. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as an alternative to operating income, net income or diluted earnings per share, which are determined in accordance with GAAP.

ISC REPORTS FISCAL 2010 FIRST QUARTER RESULTS	PAGE 3

	(In Thousands, Except Per Share Amounts)
	(Unaudited)
	Three Months Ended
	February 28, 2009	February 28, 2010

Net income	$25,146	$25,440
Loss from discontinued operations, net of tax	42	47

Income from continuing operations	25,188	25,487
Equity in net loss from equity investments, net of tax	1,639	642

Consolidated income from continuing operations excluding equity in net loss from equity investments	26,827	26,129

Adjustments, net of tax:
Additional depreciation	309	—
Impairment of long-lived assets	33	134
State tax settlements	—	(5,419)
Amortization of interest rate swap	—	762

Non-GAAP net income	$27,169	$21,606

Per share data:
Diluted earnings per share	$0.52	$0.53
Loss from discontinued operations, net of tax	—	—

Income from continuing operations	0.52	0.53
Equity in net loss from equity investments, net of tax	0.03	0.01

Consolidated income from continuing operations excluding equity in net loss from equity investments	0.55	0.54

Adjustments, net of tax:
Additional depreciation	0.01	—
Impairment of long-lived assets	0.00	0.00
State tax settlements	—	(0.11)
Amortization of interest rate swap	—	0.02

Non-GAAP diluted earnings per share	$0.56	$0.45

Events

Fiscal First Quarter Events
Facility	Dates	Major Event Hosted

Daytona International Speedway	Jan. 30-31	Grand-Am Rolex Sports Car
Daytona International Speedway	Feb. 5-7	NASCAR Sprint Cup and ARCA RE/MAX
Daytona International Speedway	Feb. 12-14	Two NASCAR Sprint Cup events; NASCAR Nationwide; and NASCAR Camping World Truck
Auto Club Speedway	Feb. 19-21	NASCAR Sprint Cup and NASCAR Nationwide

Fiscal Second Quarter Events
Facility	Dates	Major Event Hosted

Daytona International Speedway	March 3-5	AMA Pro Racing
Homestead-Miami Speedway	March 6-7	Grand-Am Rolex Sports Car
Martinsville Speedway	March 26-28	NASCAR Sprint Cup and NASCAR Camping World Truck
Auto Club Speedway	March 26-28	AMA Pro Racing
Phoenix International Raceway	April 9-11	NASCAR Sprint Cup and NASCAR Nationwide
Talladega Superspeedway	April 23-25	NASCAR Sprint Cup; NASCAR Nationwide and ARCA RE/MAX
Richmond International Raceway	Apr. 30 — May 2	NASCAR Sprint Cup and NASCAR Nationwide
Kansas Speedway	May 1-2	IZOD IndyCar and NASCAR Camping World Truck
Darlington Raceway	May 7-9	NASCAR Sprint Cup and NASCAR Nationwide

ISC REPORTS FISCAL 2010 FIRST QUARTER RESULTS	PAGE 4
     From a marketing partnership perspective, for fiscal 2010, ISC has agreements in place for approximately 85.0 percent of its gross marketing partnership revenue target. The Company recently signed Showtime Networks as the event entitlement sponsor for the NASCAR Sprint Cup Series race at Darlington Raceway, the Showtime Southern 500. The Company also signed event entitlements for its NASCAR Nationwide Series races at Richmond and Phoenix. As a result, ISC has two Sprint Cup and one Nationwide title sponsorships that are either open or not announced as compared to last year when it had one Sprint Cup and three Nationwide races either open or not announced.
     “Based on the activity in our corporate marketing group, we remain encouraged by the level of interest in NASCAR from our corporate partners,” stated Ms. France Kennedy. “We recently signed new deals with Hickory Foods, the makers of Bubba Burgers, Kimberly-Clark Professional and the United States Census Bureau. On a renewal standpoint, we have secured deals with CARFAX, FedEx, Kellogg North America and the National Guard. Additionally, we are close to finalizing a Sprint Cup Series race entitlement.”
External Growth and Other Initiatives
     During the fiscal first quarter, Kansas Entertainment, LLC, the Company’s 50/50 joint venture with Penn National Gaming, Inc. (“Penn”) received final approval under the Kansas Expanded Lottery Act along with its gaming license from the Kansas Racing and Gaming Commission. The development of the Hollywood-themed and branded entertainment destination facility is expected to begin in the second half of 2010 with a planned opening in the first quarter of 2012.
     The Company has accounted for Kansas Entertainment as an equity investment in its financial statements as of February 28, 2010. The Company’s 50.0 percent portion of Kansas Entertainment’s net loss is approximately $1.1 million, related to certain start up costs, and is included in equity in net loss from equity investments in its consolidated statements of operations for the period ended February 28, 2010.
     In connection with the Company’s efforts to sell its Staten Island property, it entered into a definitive agreement in October 2009 with KB Marine Holdings LLC (“KB Holdings”) under which KB Holdings would acquire 100 percent of the outstanding equity membership interests of 380 Development for a total purchase price of $80.0 million. The purchase and sale agreement (“Agreement”) called for the transaction to close no later than February 25, 2010, subject to certain conditions, including KB Holdings securing the required equity commitments to acquire the property and performing its obligations under the agreement.
     As a result of KB Holdings’ failure to perform its obligations, the closing did not occur on February 25, 2010. The Company is currently negotiating with KB Holdings to amend the Agreement and provide an extension of the closing date. There is no assurance that ISC will come to terms with KB Holdings on such an amendment. The Company has the right to terminate the Agreement and may do so in the event it is unable to come to acceptable terms with KB Holdings on an amendment. ISC does not anticipate a reduction in the purchase price as part of a potential amendment to the Agreement.

ISC REPORTS FISCAL 2010 FIRST QUARTER RESULTS	PAGE 5
Capital Spending
     For the three months ended February 28, 2010, ISC spent $23.9 million on capital expenditures, which includes $10.4 million for projects at its existing facilities. For the remaining $13.5 million of spending, approximately $5.5 million related to construction of the new ISC headquarters which is funded from long-term restricted cash and investments provided by the headquarters financing. The remaining balance is associated with additional capitalized spending for the Staten Island property and land purchases.
     At February 28, 2010, the Company had approximately $46.5 million in capital projects currently approved for its existing facilities. These projects include grandstand seating enhancements and infield improvements at Michigan, parking improvements at Daytona, grandstand seating enhancements at Talladega, track enhancements at Watkins Glen, and improvements at various facilities for expansion of parking, camping capacity and other uses. It also includes a variety of other improvements and renovations to our facilities that enable us to effectively compete with other sports venues for consumer and corporate spending.
     As a result of these currently approved projects and anticipated additional approvals in fiscal 2010, we expect our total fiscal 2010 capital expenditures at our existing facilities will be approximately $60.0 million to $80.0 million, depending on the timing of certain projects. The Company reviews its capital expenditure program periodically and modifies it as required to meet current business needs.
Share Repurchase Program
     During the 2010 fiscal first quarter, the Company purchased approximately 185,000 shares of its Class A stock for $5.3 million, bringing the total number of shares purchased from December 2006 through February 2010 to approximately 5.1 million shares. ISC currently has approximately $32.0 million in remaining capacity on its $250.0 million authorization.
     While ISC continues to consider its share repurchase program an important component of its long-term capital allocation strategy, we plan on maintaining strong cash reserves awaiting a sustained return to the robust operating cash flows enjoyed prior to the economic downturn. On a quarterly basis and pursuant to the trading plan under Rule10b5-1, the Company reviews and adjusts, if necessary, the parameters of its Stock Purchase Plans.
Outlook
     ISC reiterates its 2010 total revenue guidance range of $660.0 million to $680.0 million. In addition, the Company is maintaining its fiscal 2010 full year non-GAAP earnings range of $1.60 to $1.80 per diluted share after-tax. The non-GAAP earnings per share estimates exclude the operating results from ISC’s equity investment in Motorsports Authentics; any future loss on impairment of long-lived assets which could be recorded

ISC REPORTS FISCAL 2010 FIRST QUARTER RESULTS	PAGE 6
as part of capital improvements resulting in removal of assets not fully depreciated; gain or loss on the sale of its Staten Island property or any unanticipated further impairment of the property; any income statement impact related to the Hollywood Casino at Kansas Speedway development; and any amortization related to its interest rate swap recorded in interest expense, or any charges ultimately recorded in connection with contingent liabilities.
     In closing, Ms. France Kennedy added, “We are optimistic that the economy will gradually improve and eventually begin to create jobs. This is an important component to the economic recovery that we believe will have a measurable effect on attendance levels. While we can’t control the economy, the industry, including ISC, is making the right decisions to grow and support the future of motorsports entertainment, and we will be ideally positioned to capitalize on an economic turnaround.”
Conference Call Details
     The management of ISC will host a conference call today with investors at 9:00 a.m. Eastern Time. To participate, dial toll free (888) 694-4641 five to ten minutes prior to the scheduled start time and request to be connected to the ISC earnings call, ID number 64962305. A live Webcast will also be available at that time on the Company’s Web site, www.internationalspeedwaycorporation.com, under the “Investor Relations” section.
     A replay will be available two hours after the end of the call through midnight Thursday, April 22, 2010. To access, dial toll free (800) 642-1687 and enter the code 64962305, or visit the “Investor Relations” section of the Company’s Web site.
     International Speedway Corporation is a leading promoter of motorsports activities, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities. The Company owns and/or operates 13 of the nation’s major motorsports entertainment facilities, including Daytona International Speedway® in Florida (home of the DAYTONA 500®); Talladega Superspeedway® in Alabama; Michigan International Speedway® located outside Detroit; Richmond International Raceway® in Virginia; Auto Club Speedway of Southern CaliforniaSM near Los Angeles; Kansas Speedway® in Kansas City, Kansas; Phoenix International Raceway® in Arizona; Chicagoland Speedway® and Route 66 RacewaySM near Chicago, Illinois; Homestead-Miami SpeedwaySM in Florida; Martinsville Speedway® in Virginia; Darlington Raceway® in South Carolina; and Watkins Glen International® in New York. In addition, ISC promotes major motorsports activities in Montreal, Quebec, through its subsidiary, Stock-Car Montreal.
     The Company also owns and operates MRN® Radio, the nation’s largest independent sports radio network; the DAYTONA 500 ExperienceSM, the “Ultimate Motorsports Attraction” in Daytona Beach, Florida, and official attraction of NASCAR®; and Americrown Service CorporationSM, a subsidiary that provides catering services, food and beverage concessions, and produces and markets motorsports-related merchandise. In addition, ISC has an indirect 50 percent interest in Motorsports Authentics®, which markets and distributes

ISC REPORTS FISCAL 2010 FIRST QUARTER RESULTS	PAGE 7
motorsports-related merchandise licensed by certain competitors in NASCAR racing. For more information, visit the Company’s Web site at www. internationalspeedwaycorporation.com.
     Statements made in this release that express the Company’s or management’s beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those contained in or implied by such forward-looking statements. The Company’s results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.
(Tables Follow)

ISC REPORTS FISCAL 2010 FIRST QUARTER RESULTS	PAGE 8
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Amounts)

	Three Months Ended
	February 28, 2009	February 28, 2010
	(Unaudited)
REVENUES:
Admissions, net	$47,836	$38,537
Motorsports related	102,534	98,558
Food, beverage and merchandise	13,409	12,399
Other	2,340	2,532

	166,119	152,026
EXPENSES:
Direct:
Prize and point fund monies and NASCAR sanction fees	34,142	32,875
Motorsports related	29,109	27,747
Food, beverage and merchandise	9,477	8,487
General and administrative	24,935	24,583
Depreciation and amortization	18,391	18,359
Impairment of long-lived assets	70	223

	116,124	112,274

Operating income	49,995	39,752
Interest income	464	62
Interest expense	(6,270)	(5,613)
Equity in net loss from equity investments	(1,639)	(1,075)
Other income	171	—

Income from continuing operations before income taxes	42,721	33,126
Income taxes	17,533	7,639

Income from continuing operations	25,188	25,487
Loss from discontinued operations	(42)	(47)

Net income	$25,146	$25,440

Basic earnings per share:
Income from continuing operations	$0.52	$0.53
Loss from discontinued operations	—	—

Net income	$0.52	$0.53

Diluted earnings per share:
Income from continuing operations	$0.52	$0.53
Loss from discontinued operations	—	—

Net income	$0.52	$0.53

Basic weighted average shares outstanding	48,548,395	48,267,637

Diluted weighted average shares outstanding	48,677,666	48,396,058

ISC REPORTS FISCAL 2010 FIRST QUARTER RESULTS	PAGE 9
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)

	November 30, 2009	February 28, 2010
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$158,572	$132,463
Short-term investments	200	200
Receivables, less allowance of $1,200 in 2009 and 2010	41,934	128,107
Inventories	2,963	3,816
Income taxes receivable	4,015	—
Deferred income taxes	2,172	2,340
Prepaid expenses and other current assets	8,100	13,034

Total Current Assets	217,956	279,960

Property and Equipment, net	1,353,636	1,363,929
Other Assets:
Long-term restricted cash and investments	10,144	5,075
Equity investments	—	27,096
Intangible assets, net	178,610	178,610
Goodwill	118,791	118,791
Other	29,766	18,482

	337,311	348,054

Total Assets	$1,908,903	$1,991,943

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$3,387	$28,402
Accounts payable	18,801	28,297
Deferred income	63,999	120,308
Income taxes payable	8,668	6,114
Other current liabilities	19,062	19,796

Total Current Liabilities	113,917	202,917

Long-Term Debt	343,793	318,545
Deferred Income Taxes	247,743	260,796
Long-Term Tax Liabilities	20,917	8,231
Long-Term Deferred Income	12,775	12,792
Other Long-Term Liabilities	30,481	23,128
Commitments and Contingencies	—	—
Shareholders’ Equity:
Class A Common Stock, $.01 par value, 80,000,000 shares authorized; 27,810,169 and 27,657,864 issued and outstanding in 2009 and 2010, respectively	278	277
Class B Common Stock, $.01 par value, 40,000,000 shares authorized; 20,579,682 and 20,546,917 issued and outstanding in 2009 and 2010, respectively	205	205
Additional paid-in capital	493,765	488,948
Retained earnings	665,274	690,714
Accumulated other comprehensive loss	(20,245)	(14,610)

Total Shareholders’ Equity	1,139,277	1,165,534

Total Liabilities and Shareholders’ Equity	$1,908,903	$1,991,943

ISC REPORTS FISCAL 2010 FIRST QUARTER RESULTS	PAGE 10
Consolidated Statements of Cash Flows
(In Thousands)

	Three Months Ended
	February 28, 2009	February 28, 2010
	(Unaudited)
OPERATING ACTIVITIES
Net income	$25,146	$25,440

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,391	18,359
Stock-based compensation	604	461
Amortization of financing costs	129	127
Amortization of interest rate swap	—	1,273
Deferred income taxes	2,898	2,205
Loss from equity investments	1,639	1,075
Impairment of long-lived assets, non cash	70	223
Other, net	(174)	(3)
Changes in operating assets and liabilities:
Receivables, net	(71,570)	(86,173)
Inventories, prepaid expenses and other assets	(8,296)	(7,154)
Accounts payable and other liabilities	6,021	765
Deferred income	45,155	56,326
Income taxes	5,385	(545)

Net cash provided by operating activities	25,398	12,379
INVESTING ACTIVITIES
Capital expenditures	(20,042)	(23,900)
Contributions to equity investments	—	(14,123)
Proceeds from affiliate	12,500	—
Advance to affiliate	(200)	—
Decrease in restricted cash	4,595	5,069
Proceeds from short-term investments	—	200
Purchases of short-term investments	—	(200)
Other, net	10	—

Net cash used in investing activities	(3,137)	(32,954)
FINANCING ACTIVITIES
Payment of long-term debt	(170)	(255)
Reacquisition of previously issued common stock	—	(5,279)

Net cash used in financing activities	(170)	(5,534)

Net increase (decrease) in cash and cash equivalents	22,091	(26,109)
Cash and cash equivalents at beginning of year	218,920	158,572

Cash and cash equivalents at end of year	$241,011	$132,463

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